Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

FORM OF WARRANT TO PURCHASE STOCK

Company:	Venus Concept Inc.

Number of Shares:	[ ]

Type/Series of Stock:	Common Stock, with par value of US $0.0001 per share

Warrant Price:	US $6.00 per share

Issue Date:	November 7, 2019

Expiration Date:	November 7, 2024

Credit Facility:	This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain (i) Loan and Security Agreement dated as of May 10, 2018, as amended by that certain First Amendment to Loan and Security Agreement, dated as of June 29, 2018, as amended by that certain Second Amendment to Loan and Security Agreement, dated as of November 2, 2018, as amended by that certain Third Amendment to Loan and Security Agreement, dated as of February 13, 2019, as amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of June 14, 2019, and as amended by that certain Waiver and Fifth Amendment to Loan and Security Agreement, dated as of August 14, 2019, by and among the Company, Solar Capital Ltd., as collateral agent for the lenders, and the lenders party thereto (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”) and (ii) Payoff Letter, dated November 5, 2019, between the Holder and the Company.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [                    ] with an office located at [                    ] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable - (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1    Method of Exercise. Holder may, at any time and from time to time during the period (the “Exercise Period”) commencing on the date that is six (6) months after the Issue Date and ending on 11:59 p.m., New York City time, on the Expiration Date, exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2    Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the volume-weighted average closing price of a share of common stock reported for the ten (10) Business Days immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.3    Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant in the manner set forth in Section 1.1 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.4    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.5    Treatment of Warrant Upon Acquisition of Company.

(a)    Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b)    Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c)    The Company shall provide Holder with written notice of its request relating to the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than five (5) Business Days prior to the closing of the proposed Cash/Public Acquisition.

(d)    Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e)    As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) Holder would be able to publicly re-sell, within six (6) months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased, and the number of Shares shall be proportionately decreased.

2.2    Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3    No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.2 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4    Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1    Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder that all Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant.

3.2    Notice of Certain Events. If the Company proposes at any time to:

(a)    declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)    effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(c)    effect an Acquisition or to liquidate, dissolve or wind up,

then, in connection with each such event, the Company shall give Holder:

(1)    at least five (5) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and

(2)    in the case of the matters referred to in (c) above at least five (5) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

Company will provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2    Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3    Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5    The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6    No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1    Term. Subject to the provisions of Section 1.5 above, this Warrant is exercisable in whole or in part at any time and from time to time during the Exercise Period and shall be void thereafter.

5.2    Legends. The Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO [                    ] DATED NOVEMBER 7, 2019, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any entity under common management control with Holder, or any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4    Transfer Procedure. After receipt by Holder of the executed Warrant, Holder may transfer all of this Warrant to any entity under common management control with Holder, or an affiliate thereof or successor thereto (the “Subsequent Holder”), by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, the Subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

5.5    Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[                    ]

With a copy (which shall not constitute notice) to:

[                    ]

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

If prior to the Issue Date:

Restoration Robotics, Inc.

128 Baytech Drive

San Jose, CA 95134

Facsimile: (408) 883-6889

Attention: Mark Hair

Email: markh@restorationrobotics.com

If on or following the Issue Date:

Venus Concept Inc.

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

Attention: Domenic DiSisto

Email: ddisisto@venusconcept.com

With a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (212) 521 5450

Attention: Mark Pedretti

Email: mpedretti@reedsmith.com

5.6    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7    Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8    Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10    Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11    Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York, New York are closed.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY

VENUS CONCEPT INC.

By:
Name:
Title:

HOLDER

[ ]

By:
Name:
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.    The undersigned Holder hereby exercises its right purchase                  shares of the Common/ Stock of Venus Concept Inc. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐  check in the amount of $         payable to order of the Company enclosed herewith

☐  Wire transfer of immediately available funds to the Company’s account below:

☐  Other [Describe]

2.    Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.    By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

Appendix 1

APPENDIX 2

ASSIGNMENT

For value received, [                    ]., hereby sells, assigns and transfers unto:

Name:	[ ]
Address:	[ ]
[ ]
TaxID: [ ]

that certain Warrant to Purchase Stock issued by Venus Concept Inc., a Delaware corporation (the “Company”), on November 7, 2019 (the “Warrant”) together with all rights, title and interest therein.

[ ].

By:
Name:
Title:

By its execution below, and for the benefit of the Company, [                    ] agrees to all other provisions of the Warrant as of the date hereof.

[ ]

By:
Name:
Title:

Appendix 2